CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF FORMATION
OF
PECOS SECOND MERGER SUB LLC
The undersigned, being duly authorized to execute and file this Certificate of Amendment of Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:
FIRST.        The name of the limited liability company is Pecos Second Merger Sub LLC.
SECOND.    The Certificate of Formation of the Company was filed with the office of the Secretary of State of the State of Delaware on June 12, 2023.
THIRD.    Article First of the Certificate of Formation of the Company is hereby amended to read in its entirety as follows:
“FIRST    The name of the limited liability company formed hereby is NexTier Oilfield Solutions LLC”.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation as of the 1st day of September, 2023.

PECOS SECOND MERGER SUB LLC
By: /s/ C. Andrew Smith
Name:    C. Andrew Smith
Title:     Authorized Person